Exhibit 10.1

AMENDMENT SIX

to

SALES ALLIANCE AGREEMENT

between

SOFTWARE SPECTRUM, INC.

(as successor-in-interest to CorpSoft, Inc.)

and

INTRAWARE, INC.

This Amendment Six (“Amendment Six”) amends the Sales Alliance Agreement dated June 28, 2001 between Software Spectrum, Inc., as successor-in-interest to CorpSoft, Inc. (“Spectrum”) and Intraware, Inc. (“Intraware”), and all prior amendments thereto (the “Agreement”).

1.               Term Extension.  To provide additional time for the parties to discuss the terms of the Agreement or a replacement agreement, the parties hereby agree to extend the term of the Agreement until July 31, 2005.

Subject to the above modifications, the Agreement shall remain in full force and effect.

SOFTWARE SPECTRUM, INC.		INTRAWARE, INC.

By:	/s/ MELISSA WOMACK	By:	/s/ JOHN J. MOSS

Name:	Melissa Womack	Name:	John J. Moss

Title:	SVP Marketing & Business Development	Title:	SVP & General Counsel

Effective Date of this Amendment Six:		June 30, 2005